UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2025

reAlpha Tech Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, reAlpha Tech Corp. (the “Company”) received written notice from Glenn Groves (the “Seller”), the President and Chief Executive Officer of GTG Financial, Inc. (“GTG Financial”), a wholly-owned subsidiary of the Company, on August 21, 2025, notifying the Company of his decision to exercise his right to rescind the transactions contemplated by that certain Stock Purchase Agreement (the “Rescission”), by and among GTG Financial, the Seller and the Company, dated February 20, 2025 (the “Agreement”).

On September 8, 2025, the Company, GTG Financial and the Seller executed a rescission certificate (the “Certificate”) to memorialize the Rescission and the related disposition of GTG Financial by the Company (the “Disposition”), pursuant to which, the parties have agreed to deem the Disposition, and all actions taken to effectuate the Rescission and the Disposition, to be effective as of August 21, 2025, the date that the Company received the written notice from the Seller. Further, the Certificate sets forth that the parties have agreed that all actions required to effectuate the Rescission and the Disposition have been satisfied, including that (i) the Company has returned to the Seller 100% of the issued and outstanding shares of common stock of GTG Financial; (ii) the Seller has returned to the Company 14,063 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”); and (iii) the Seller has returned to the Company 700,055 shares of the Company’s common stock, par value $0.001 per share, which shares of Series A Preferred Stock and common stock will no longer be deemed issued and outstanding. All rights of the Seller as a stockholder of the Company have ceased and terminated in connection with the execution of the Certificate, effective as of August 21, 2025. In addition, in accordance with the Certificate, that certain Employment Agreement, dated as of February 20, 2025, between the Company and the Seller, shall be deemed rescinded, rather than terminated, effective as of August 21, 2025, and the parties have agreed that no obligations, rights or liabilities remain thereunder.

The Certificate also includes a mutual non-solicitation covenant and a mutual release of claims relating to the Agreement and the transactions contemplated thereunder. As a result of the Rescission and the Disposition, GTG Financial is no longer a subsidiary of the Company, and it no longer forms a part of the Company, effective as of August 21, 2025.

The foregoing description of the Certificate in this Current Report on Form 8-K does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Certificate, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Rescission Certificate, dated September 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2025	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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